CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Elicio Therapeutics, Inc. of our report dated March 31, 2025, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company's ability to continue as going concern, which appears in Elicio Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024. /s/ BAKER TILLY US, LLP Tewksbury, Massachusetts March 31, 2025